RAIT Investment Trust Announces Fourth Quarter and Fiscal 2005 Earnings

PHILADELPHIA, PA — February 9, 2006 — RAIT Investment Trust (“RAIT”) (NYSE: RAS)

2005 Financial Highlights

– Total assets at December 31, 2005 increased 40.5% from total assets at December 31, 2004

– Total revenues for the year ended December 31, 2005 increased 29.5% over the year ended December 31, 2004

– Net income available to common shareholders for the year ended December 31, 2005 increased 11.6% over the year ended December 31, 2004

RAIT reported net income available to common shareholders for the three months ended December 31, 2005 of $18.1 million, or net income per common share diluted of $0.64 based on 28.1 million weighted average common shares diluted, as compared to net income available to common shareholders of $16.2 million, or net income per common share diluted of $0.63 based on 25.7 million weighted average common shares diluted, for the three months ended December 31, 2004. Total revenues for the three months ended December 31, 2005 were $30.0 million as compared to $24.1 million for the three months ended December 31, 2004.

RAIT reported net income available to common shareholders for the year ended December 31, 2005 of $68.0 million, or net income per common share diluted of $2.57 based on 26.4 million weighted average common shares diluted, as compared to net income available to common shareholders of $60.9 million, or net income per common share diluted of $2.48 based on 24.6 million weighted average common shares diluted, for the year ended December 31, 2004. Total revenues for the year ended December 31, 2005 were $110.6 million as compared to $85.4 million for the year ended December 31, 2004.

Balance Sheet Summary
At December 31, 2005, RAIT’s total assets were $1.0 billion (including $714.4 million of real estate loans, net, $40.6 million of unconsolidated real estate interests, $77.1 million of consolidated real estate interests and $71.0 million of a consolidated real estate interest held for sale). At December 31, 2004, RAIT’s total assets were $729.5 million (including $491.3 million of real estate loans, net, $44.0 million of unconsolidated real estate interests, $76.5 million of consolidated real estate interests and $66.3 million of a consolidated real estate interest held for sale). At December 31, 2005, RAIT’s indebtedness secured by real estate (the sum of senior indebtedness relating to loans, long-term debt secured by consolidated real estate interests and liabilities underlying consolidated real estate interest held for sale) was $130.5 million, and there was a $262.4 million aggregate balance outstanding under RAIT’s lines of credit. At December 31, 2004, RAIT’s indebtedness secured by real estate was $116.8 million, and there was a $49.0 million aggregate balance outstanding under RAIT’s secured lines of credit. RAIT’s total shareholders’ equity was $609.2 million at December 31, 2005 and $541.7 million at December 31, 2004. Total common shares outstanding were 27,914,517 at December 31, 2005 and 25,579,948 at December 31, 2004.

Dividend Summary
On December 30, 2005, RAIT paid a fourth quarter dividend of $0.61 per common share to shareholders of record on December 22, 2005. Including this fourth quarter dividend, RAIT has declared a regular quarterly cash dividend of at least $0.60 per common share during each of the past fourteen quarters. On December 30, 2005, RAIT paid a fourth quarter dividend of $0.484375 per preferred share relating to RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares and a fourth quarter dividend of $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares to shareholders of record on December 1, 2005.

Conference Call Webcast
Interested parties can access the LIVE webcast of RAIT’s Quarterly Earnings Conference Call at 2:30 PM EST on Thursday, February 9, 2006 by clicking on the Webcast link on RAIT’s homepage at www.raitinvestmenttrust.com. For those who are not available to listen to the live broadcast, the replay of the webcast will be available following the live call on RAIT’s investor relations website and telephonically until Thursday, February 16, 2006 by dialing 888-286-8010, access code 46531960.

About RAIT Investment Trust
RAIT Investment Trust (NYSE:RAS), a real estate investment trust, is a specialty finance company focused on the commercial real estate industry. RAIT provides structured financing to owners of real estate, including senior and mezzanine lending and preferred equity investments. RAIT also acquires real estate for its own account. For more information, please visit www.raitinvestmenttrust.com or call Investor Relations at 215-861-7900. If you would like to be added to RAIT’s distribution list to receive news, updates and announcements, please visit www.raitinvestmenttrust.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding RAIT Investment Trust’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For discussion of such risks and uncertainties, which could cause actual results to differ materially from those contained in the forward looking statement, see RAIT’s filings with the Securities and Exchange Commission, including Registration Statement No. 333-103618 under the section entitled “Risk Factors”, the Form 10-K for the year ended December 31, 2004 and the most recent filed quarterly report on Form 10-Q. RAIT does not undertake to update forward-looking statements in this press release or with respect to matters described herein.

RAIT Investment Trust Contact
Andres Viroslav
215-861-7923
aviroslav@raitinvestmenttrust.com

RAIT INVESTMENT TRUST
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the three months		For the year
	ended December 31,		ended December 31,
	2005	2004	2005	2004
REVENUES
Interest income	$21,253,855	$17,461,081	$80,727,929	$60,985,829
Rental income	4,161,061	4,391,079	16,759,713	14,225,614
Fee income and other	3,055,191	1,503,265	7,043,634	6,727,795
Investment income	1,525,378	724,314	6,021,826	3,420,317

Total revenues	29,995,485	24,079,739	110,553,102	85,359,555
COSTS AND EXPENSES
Interest	4,879,531	1,756,269	14,486,498	6,943,272
Property operating expenses	2,474,206	2,471,193	9,457,450	7,364,659
Salaries and related benefits	1,252,761	1,096,232	5,116,953	4,570,183
General and administrative	1,169,193	709,929	4,212,224	4,173,924
Depreciation and amortization	491,016	501,159	2,000,982	1,640,230

Total costs and expenses	10,266,707	6,534,782	35,274,107	24,692,268
Net income before minority interest	$19,728,778	$17,544,957	$75,278,995	$60,667,287
Minority interest	(10,956)	(12,082)	(33,420)	(29,756)

Net income before gain on sale of consolidated real estate interest, loss on sale of unconsolidated real estate interest and gain on involuntary conversion	$19,717,822	$17,532,875	$75,245,575	$60,637,531
Gain on sale of consolidated real estate interest	—	—	—	2,402,639
Loss on sale of unconsolidated real estate interest	(198,162)	—	(198,162)	—
Gain on involuntary conversion	—	782,742	—	1,282,742

Net income from continuing operations	$19,519,660	$18,315,617	$75,047,413	$64,322,912
Net income from discontinued operations (1)	1,063,376	367,565	2,979,639	1,834,637

Net income	$20,583,036	$18,683,182	$78,027,052	$66,157,549
Dividends attributed to preferred shares	2,518,955	2,455,402	10,075,820	5,279,152
Net income available to common shareholders	$18,064,081	$16,227,780	$67,951,232	$60,878,397

Net income from continuing operations per common share basic	$0.61	$0.63	$2.48	$2.42
Net income from discontinued operations per common share basic (1)	0.04	0.01	0.11	0.07

Net income per common share basic	$0.65	$0.64	$2.59	$2.49

Weighted average common shares basic	27,892,821	25,547,930	26,235,168	24,404,168
Net income from continuing operations per common share diluted	$0.60	$0.62	$2.46	$2.41
Net income from discontinued operations per common share diluted (1)	0.04	0.01	0.11	0.07

Net income per common share diluted	$0.64	$0.63	$2.57	$2.48

Weighted average common shares diluted	28,068,587	25,733,322	26,419,693	24,572,076

RAIT INVESTMENT TRUST
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2005	2004
ASSETS
Cash and cash equivalents	$71,633,945	$10,978,597
Restricted cash	20,892,402	22,947,888
Tenant escrows	166,383	211,905
Accrued interest receivable	13,127,801	9,728,674
Real estate loans, net	714,428,071	491,281,473
Unconsolidated real estate interests	40,625,713	44,016,457
Consolidated real estate interests	77,052,010	76,523,620
Consolidated real estate interest held for sale (1)	70,956,345	66,265,163
Furniture, fixtures and equipment, net	590,834	639,582
Prepaid expenses and other assets	14,223,923	6,017,962
Goodwill	887,143	887,143

Total assets	$1,024,584,570	$729,498,464

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Accounts payable and accrued liabilities	$3,489,996	$2,761,447
Accrued interest payable	2,300,874	239,379
Tenant security deposits	225,287	207,299
Borrowers’ escrows	15,981,762	18,326,863
Senior indebtedness relating to loans	66,500,540	51,305,120
Long-term debt secured by consolidated real estate interests	22,174,179	22,602,820
Liabilities underlying consolidated real estate interest held for sale (1)	41,817,463	42,868,031
Unsecured line of credit	240,000,000	—
Secured lines of credit	22,400,000	49,000,000

Total liabilities	$414,890,101	$187,310,959
Minority interest	459,684	477,564

Shareholders’ equity:
Preferred shares, $.01 par value; 25,000,000 shares authorized;
7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share; 2,760,000 issued and outstanding	27,600	27,600
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share; 2,258,300 issued and outstanding	22,583	22,583
Common shares, $.01 par value; 200,000,000 shares authorized; 27,914,517 and 25,579,948 shares, respectively, issued and outstanding	278,991	255,799
Additional paid-in-capital	603,130,311	540,627,203
Retained earnings	6,250,150	1,900,274
Loans for stock options exercised	(263,647)	(506,302)
Deferred compensation	(211,203)	(617,216)

Total shareholders’ equity	609,234,785	541,709,941

Total liabilities and shareholders’ equity	$1,024,584,570	$729,498,464

(1)	As of October 3, 2005, we classified as “held for sale” a consolidated real estate interest consisting of a building in Philadelphia, Pennsylvania with 456,000 square feet of office/retail space. Consequently, the results attributable to this interest have been reclassified for all periods presented to “discontinued operations” in accordance with generally accepted accounting principles.